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                                                                    Exhibit 99.1

                           POLAR MOLECULAR CORPORATION
                        4600 S. Ulster Street, Suite 940
                                Denver, CO 80237

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 2003

          This Proxy is solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Mark L. Nelson or Richard J. Socia, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting of Stockholders of POLAR MOLECULAR CORPORATION ("POLAR") to be held on June 17, 2003, at 10:00 a.m. at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver CO, 80203, and at any adjournments or postponements thereof, and to vote thereat all the shares of common stock, without par value, held of record by the undersigned at the close of business on May 7, 2003, with all the power that the undersigned would possess if personally present.

     The Board of Directors recommends a vote "FOR" the approval of Proposal 1. If not otherwise specified, this proxy will be voted pursuant to the Board of Directors' recommendation.

1. PROPOSAL to approve and adopt the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among Murdock Communications Corporation, MCC Merger Sub Corporation ("MCC") and Polar and the merger of MCC with and into Polar, with Polar continuing as the surviving entity.

       [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


Signature(s):                                   Date:                     , 2003
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Title:
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NOTE: Please sign this proxy as your name appears hereon, including the title
"Executor," "Trustee," etc. if such is indicated. If joint account, each joint owner should each sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.